      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 1996
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                INCONTROL, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                                    91-1501619
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                   ORGANIZATION)

                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON  98052
               (Address of Principal Executive Offices)(Zip Code)

                                INCONTROL, INC.
                1996 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                        RESTATED 1990 STOCK OPTION PLAN
                           (FULL TITLES OF THE PLANS)

                                KURT C. WHEELER
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                INCONTROL, INC.
                            6675 - 185TH AVENUE N.E.
                           REDMOND, WASHINGTON  98052
                                 (206) 861-9800
           (Name, address and telephone number of agent for service)

                                    COPY TO:
                               STEPHEN M. GRAHAM
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
        TITLE OF SECURITIES           AMOUNT TO BE        PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
          TO BE REGISTERED             REGISTERED        OFFERING PRICE PER       AGGREGATE OFFERING      REGISTRATION
                                                              SHARE(1)                 PRICE(1)               FEE
- ----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
    $.01 per share  . . . . . .       300,000(2)(4)         $ 14.875                 $ 4,462,500         $ 1,539
- ----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
    $.01 per share  . . . . . .      1,000,000(3)(4)        $ 14.875                 $14,875,000         $ 5,130
- ----------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The price per share is estimated to be $14.875, based on the average of the high and low sale price for the Common Stock on May 7, 1996, as reported by the Nasdaq National Market.

(2) These shares are being registered for issuance under the 1996 Stock Option Plan for Nonemployee Directors.

(3) These shares are being registered for issuance under the Restated 1990 Stock Option Plan.

(4) The number of shares registered includes such indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the 1996 Stock Option Plan for Nonemployee Directors and the Restated 1990 Stock Option Plan, as the case may be, as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock. This number also includes associated preferred share purchase rights. Prior to the occurrence of certain events, such rights will not be evidenced or traded separately from the Common Stock.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                 (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

                 (b)      All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the year covered by the Annual Report referred to in (a) above;

                 (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on July 19, 1994, including any amendment or report filed for the purpose of updating such description; and

                 (d) The description of the Registrant's rights contained in the Registration Statement on Form 8-A filed with the Commission on March 1, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that (i) indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions and (ii) the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote or otherwise.

         Section 10 of the Registrant's Amended and Restated Bylaws (the "Bylaws") requires indemnification to the fullest extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the Bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer or an employee of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The Bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 102(b)(7) of the DGCL permits a corporation to provide it its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

         Article 10 of the Registrant's Restated Certificate of Incorporation provides that to the fullest extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Registrant has entered into an Indemnification Agreement with each of its executive officers and directors in which the Registrant agrees to hold harmless and indemnify the officer or director to the fullest extent permitted by Delaware law. Under these Indemnification Agreements, the officer or director is not indemnified for any action, suit, claim or proceeding instituted by or at the direction of the officer or director unless such action, suit, claim or proceeding is or was authorized by the Registrant's Board of Directors or unless the action is to enforce the provisions of the Indemnification Agreement.

         No indemnity pursuant to the Indemnification Agreements shall be provided by the Registrant on account of any suit in which a final unappealable judgment is rendered against an executive officer or director for an accounting of profits made from the purchase or sale of the Registrant's securities by the executive officer or director in violation of the provisions of Section 16(b) of the Exchange Act and amendments thereto, or for damages that have been paid directly to the executive officer or director by an insurance carrier under a directors' and officers' liability insurance policy maintained by the Registrant.

ITEM 8.  EXHIBITS

        Exhibit
         Number       Description
        -------       ------------
          5.1         Opinion of Perkins Coie regarding legality of the Common
                      Stock being registered

          23.1        Consent of Ernst & Young LLP (see page II-5)

          23.2 Consent of Perkins Coie (included in opinion filed as Exhibit 5.1)

          24.1        Power of Attorney (see signature page)

          99.1        InControl, Inc. 1996 Stock Option Plan for Nonemployee
                      Directors

          99.2        InControl, Inc. Restated 1990 Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on the 7th day of May, 1996.


                                       INCONTROL, INC.

                                       By  /s/ Kurt C. Wheeler
                                          -------------------------------------
                                          Kurt C. Wheeler, Chairman,
                                          President and Chief Executive Officer



                               POWER OF ATTORNEY

         Each person whose signature appears below authorizes and appoints Kurt
C. Wheeler and Donald F. Seaton III, or either of them, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 7th day of May, 1996 in the capacities indicated.

                 SIGNATURE                                                     TITLE
                 ---------                                                     -----
                                                           Chairman, President and Chief Executive Officer
            /s/ Kurt C. Wheeler                            (Principal Executive Officer)
   ------------------------------------
              Kurt C. Wheeler
                                                           Vice President, Finance, Chief Financial Officer and
         /s/ Donald F. Seaton III                          Secretary  (Principal Financial and Accounting Officer)
   ------------------------------------
           Donald F. Seaton III

            /s/ Alan D. Frazier                            Director
   ------------------------------------
              Alan D. Frazier

          /s/ Donald C. Harrison                           Director
   ------------------------------------
            Donald C. Harrison

            /s/ Mark B. Knudson                            Director
   ------------------------------------
              Mark B. Knudson

         /s/ Michael J. Levinthal                          Director
   ------------------------------------
           Michael J. Levinthal

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the InControl, Inc. 1996 Stock Option Plan for Nonemployee Directors and InControl, Inc. Restated 1990 Stock Option Plan of our report dated January 26, 1996, with respect to the consolidated financial statements of InControl, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                            Ernst & Young LLP

Seattle, Washington
May 8, 1996

                               INDEX TO EXHIBITS

     Exhibit
      Number       Description
     -------       -----------
       5.1         Opinion of Perkins Coie regarding legality of the Common
                   Stock being registered

       23.1        Consent of Ernst & Young LLP (see page II-5)

       23.2        Consent of Perkins Coie (included in Exhibit 5.1)

       24.1        Power of Attorney (see signature page)

       99.1        InControl, Inc. 1996 Stock Option Plan for Nonemployee
                   Directors

       99.2        InControl, Inc. Restated 1990 Stock Option Plan